Exhibit 10.1
AMENDMENT TO
HELMERICH & PAYNE, INC.
2020 OMNIBUS INCENTIVE PLAN
STANDARD THREE-YEAR PERFORMANCE-VESTED
RESTRICTED SHARE UNIT AWARD AGREEMENT
WHEREAS, on December 11, 2020, the Human Resources Committee (the “Committee”) of the Board of Directors of Helmerich & Payne, Inc. (the “Company”) previously awarded John W. Lindsay (the “Participant”) a performance-vested restricted share unit award (the “Award”) under the Helmerich & Payne, Inc. 2020 Omnibus Incentive Plan (as amended from time to time the “Plan”) pursuant to that certain Standard Three-Year Performance-Vested Restricted Share Unit Award Agreement (the “Award Agreement”); and
WHEREAS, the Company and the Participant desire to amend the Award Agreement as set forth in this Amendment (this “Amendment”) effective as of December 11, 2020.
NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:

1.Section 4 of the Award Agreement is hereby amended and restated in its entirety to read as follows:

Settlement of Vested RSUs. As soon as reasonably practicable following the close of the Three-Year Performance Cycle, but no later than seventy-four (74) days thereafter (or, in the event of death occurring before the end of the Three-Year Performance Period, within thirty (30) days following death), the Company shall issue or transfer to the Participant one Common Share in settlement of each Awarded RSU that becomes vested pursuant to this Agreement rounded down to the nearest whole number (each, a “Vested RSU”) (whether by delivery of a Common Share certificate or book entry in the Participant’s name), up to a maximum issuance or transfer of 57,596 Common Shares, and the corresponding Awarded RSU shall be canceled, it being understood that such issuance or transfer shall be subject to the “Six-Month Delay Toggle” (as defined in Section 20 of this Agreement) when applicable. To the extent that more than 57,596 Awarded RSUs become Vested RSUs or are otherwise issuable hereunder (the “Excess RSUs”), such Excess RSUs shall be settled as soon as reasonably practicable following the close of the Three-Year Performance Cycle, but no later than seventy-four (74) days thereafter, by the Company’s payment to the Participant of a cash amount equal to (a) the number of Excess RSUs, multiplied by (b) the Fair Market Value of a Common Share on the date the Committee certifies the number of Awarded RSUs earned hereunder (or, in the event of any accelerated vesting occurring before the end of the Three-Year Performance Period, the date of such accelerated vesting) and the corresponding Excess RSUs shall be canceled, it being understood that such issuance or transfer shall be subject to the “Six-Month Delay Toggle” (as defined in Section 20 of this Agreement) when applicable.

2.The final sentence of Section 9 of the Award Agreement is hereby amended and restated in its entirety to read as follows:

The Committee, in its sole discretion, may accelerate, in whole or in part, the vesting of the Awarded RSUs upon (A) the Participant’s Disability, (B) the Participant’s Retirement or (C) a Change in Control (in which case the Three-Year Performance Cycle shall terminate and the issuance or transfer of the applicable Common Shares or cash, as applicable, shall occur pursuant to Section 4).

3.In all other respects the Award Agreement is hereby ratified and confirmed.

4.Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Plan or the Award Agreement, as applicable.

[SIGNATURE PAGE TO FOLLOW]

The Company and the Participant hereby adopt and agree to the terms and conditions of this Amendment on the date set forth below, but effective as of the Effective Date.

HELMERICH & PAYNE, INC.

                        By: /s/ Cara M. Hair
Name:    Cara M. Hair
Title:    Senior Vice President, Corporate Services and Chief Legal and Compliance Officer

JOHN W. LINDSAY
(“PARTICIPANT”)

                        /s/ John W. Lindsay
                        Date: June 6, 2022

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